                                   BELO CORP.                         EXHIBIT 12
               Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)

                                                                               Year Ended December 31,
                                              ----------------------------------------------------------------------------------
                                                    1996             1997             1998              1999             2000
                                                  --------         --------          --------         --------         --------
Earnings:
       Earnings before income taxes
          and the cumulative effect
          of accounting changes                   $144,040         $154,122          $130,460         $276,453         $266,834
       Add:  Total fixed charges                    29,009           94,069           112,082          116,032          137,808
       Less: Interest capitalized                      255              510             1,680            2,552            2,398
                                                  --------         --------          --------         --------         --------
                   Adjusted earnings              $172,794         $247,681          $240,862         $389,933         $402,244
                                                  ========         ========          ========         ========         ========

Fixed Charges:
       Interest                                   $ 27,898         $ 91,288          $109,318         $113,160         $135,178
       Portion of rental expense
             representative of the
             interest factor(1)                      1,111            2,781             2,764            2,872            2,630
                                                  --------         --------          --------         --------         --------
                   Total fixed charges            $ 29,009         $ 94,069          $112,082         $116,032         $137,808
                                                  ========         ========          ========         ========         ========
Ratio of Earnings to Fixed Charges                    5.96x            2.63x             2.15x            3.36x            2.92x
                                                  ========         ========          ========         ========         ========


                                                    Three months ended
                                                        March 31,
                                                 --------------------------
                                                   2000              2001
                                                 --------           -------
Earnings:
       Earnings before income taxes
             and the cumulative effect
             of accounting changes                $ 28,406         $  1,179
       Add:  Total fixed charges                    32,778           31,669
       Less: Interest capitalized                      710              101
                                                  --------         --------
                   Adjusted earnings              $ 60,474         $ 32,747
                                                  ========         ========
Fixed Charges:
       Interest                                   $ 32,190         $ 31,010
       Portion of rental expense
             representative of the
             interest factor(1)                        588              659
                                                  --------         --------
                   Total fixed charges            $ 32,778         $ 31,669
                                                  ========         ========
Ratio of Earnings to Fixed Charges                    1.84x            1.03x
                                                  ========         ========

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(1)  For purposes of calculating fixed charges, an interest factor of one third was applied to total rent expense for the period indicated.